UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2024

CABALETTA BIO, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39103	82-1685768
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2929 Arch Street Suite 600
Philadelphia, Pennsylvania		19104
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (267) 759-3100

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	CABA	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

On September 30, 2024, Cabaletta Bio, Inc. (the “Company”) entered into an Amendment to Service Agreement (the “Lease Amendment”) with CIC Innovation Communities, LLC (“CIC”), to be effective as of October 1, 2024, which amends the Company’s existing Service Agreement with CIC, dated as of February 1, 2019, as amended December 1, 2021 (the “Existing Lease” and, together with the Lease Amendment, the “Lease”), to revise the Company’s payment obligations and termination rights for office and laboratory space leased under the Existing Lease (the “Premises”).

The Lease provides that (i) either party may terminate the Lease or individual office or laboratory space on 30 days’, for office space, and 90 days’, for laboratory space, written notice by either party for any reason or no reason, and (ii) CIC may terminate the Lease in accordance with certain provisions of the Lease related to breach or bankruptcy.

In exchange for discounts to the existing monthly rental fee structure, the Lease Amendment provides that neither party may terminate the lease for the Premises during the period October 1, 2024 through August 31, 2026 (the “Initial Term”), except (i) by mutual agreement, in writing, signed by both parties, or (ii) by CIC in accordance with certain provisions of the Lease related to breach or bankruptcy. The Lease Amendment also provides the Company with an option to extend the Initial Term of the Lease Amendment for two additional 18 month terms (each, an “Extension Term”). Should the Company exercise such option, the termination rights applicable to the Initial Term as set forth in the Lease Amendment will apply to each of the Extension Terms. The aggregate rent for the Premises is approximately $240,000 per month, an aggregate of $5.5 million over the Initial Term under the Lease Amendment.

The Registrant plans to file the Lease, encompassing the Existing Lease, as amended, and the Lease Amendment, as an exhibit to its Quarterly Report on Form 10-Q for the quarter ending September 30, 2024, with confidential portions redacted. The foregoing description is qualified in its entirety by reference to the complete text of the Lease when filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Cabaletta Bio, Inc.

Date: September 30, 2024	By:	/s/ Steven Nichtberger
Steven Nichtberger, M.D.
President and Chief Executive Officer